Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-202334 on Form S-3 and Registration Statements No. 033-61335, 333-01667, 333-75235, 333-85051, 333-37390, 333-85830, 333-85828, 333-85826, 333-85824, 333-85822, 333-85818, 333-85820, 333-108046, 333-120293, 333-145459, 333-154522, 333-154523, 333-159336, 333-129011 and 333-164230 of International Paper Company on Form S-8 of our report relating to the financial statements and supplemental schedule of the International Paper Company Salaried Savings Plan dated June 23, 2015, appearing in the Annual Report on Form 11-K of International Paper Company Salaried Savings Plan for the year ended December 31, 2014.
Memphis, TN
June 23, 2015